AGREEMENT

                            Dated September   , 1997
                            ------------------------

            The parties to this agreement are Asia Electronics Holding Co. Inc. (the "Company"), a British Virgin Islands company, and Xianyang Pianzhuan Group Corporation ("Pianzhuan Group"). Unless the context otherwise requires, all references to the Company shall be deemed to include the Company and its subsidiaries, including, for these purposes, Yantai Daewoo Electronic Components Co., Ltd. and Xianyang Dnon Tech Special Electro Technique Co., Ltd.

            The parties agree as follows:

            1.    Exclusive Sales and Marketing Agent

            Pianzhuan Group shall act as the Company's exclusive sales and marketing agent for deflection yokes manufactured by the Company for sale in the People's Republic of China. Pianzhuan Group shall not sell or otherwise dispose of, for its own account or for the account of others, deflection yokes for CPTs or CDTs other than deflection yokes manufactured by the Company; provided, however, that Pianzhuan Group may sell 18" and 21" (narrow) deflection yokes manufactured by Xianyang Pianzhuan Co., Ltd.

            2. Certain Payments. The Company shall, and shall cause each of its subsidiaries to, pay all its currently outstanding liabilities and obligations to Pianzhuan Group as promptly as practicable (and, in any event, prior to October 1, 1997), and thereafter shall, and shall cause each of its subsidiaries to, pay all liabilities and obligations to Pianzhuan Group during the term of this agreement, within 30 days after receiving an invoice therefor.

            Pianzhuan Group shall pay all its currently outstanding liabilities and obligations to the Company as promptly as practicable (and, in any event, prior to September 1, 1997), and thereafter shall pay all liabilities and obligations to the Company during the term of this agreement, within 30 days after receiving an invoice therefor.

            3. Services. Pianzhuan Group has provided sales and marketing, research and development, administration and other services to the Company. At the Company's request, Pianzhuan Group shall continue to provide such services at cost, as determined in accordance with past practice.

            4. Acknowledgment. Pianzhuan Group hereby acknowledges and agrees it does not have any right, under any agreement in effect on the date of this Agreement or otherwise, to cause the Company to take, or refrain from taking, any action, other than as expressly provided in this agreement.

            5. Term. The provisions of Sections 1, 2 and 3 shall terminate on the tenth anniversary of this agreement; provided, however, that the Company may terminate this agreement at any time upon 60 days notice to Pianzhuan Group.

            6.    Miscellaneous

            (a) This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in the State of New York. Each of the Company and Pianzhuan agrees that any suit, action or proceeding (a "Proceeding") brought against it arising out of or based upon this agreement may be instituted in any


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


state or federal court in the Borough of Manhattan, The City of New York, and waives any objection it may now or hereafter have to the laying of venue of any such Proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such Proceeding.

            (b) All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section (b)):

            if to the Company, to it at:

                     70 West Weiyang Road

                     Xianyang, Shaanxi Province

                     People's Republic of China

                     Telephone: (+86) 9103320881

                     Facsimile: (+86) 9103320808



            if to Pianzhuan Group, to it at:

                     18 West Weiyang Road

                     Xianyang, Shaanxi Province

                     People's Republic of China

                     Telephone: (+86) 9103320891

                     Facsimile: (+86) 9103320666



All such notices and communications shall be deemed received upon (i) actual receipt by the addressee, (ii) actual delivery to the appropriate address or
(iii) in the case of a facsimile


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


transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

            (c) This agreement may be executed in counterparts, each of which shall be considered an original, and both of which together shall constitute the same instrument.

            (d) The parties acknowledge that the remedy at law for breach of this agreement may be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party may be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy provided in this section 6(d) is in addition to, and not in lieu of, any other rights or remedies a party may have.

            (e) If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect, and, if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

            (f) This agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all existing agreements between them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.


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


                                            ASIA ELECTRONICS HOLDING CO. INC.



                                            By:______________________________



                                            XIANYANG PIANZHUAN GROUP CORPORATION



                                            By:______________________________

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